                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                      __________________________________


                                   FORM 8-K

                                Current Report


                     ___________________________________


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934




                      Date of Report:  February 1, 1995




                         LONG ISLAND LIGHTING COMPANY
              (Exact name of registrant as specified in charter)
        New York                      1-3571                  11-1019782
(State of Incorporation)       (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)



            175 East Old Country Road, Hicksville, New York  11801
                                 516-755-6650
        (Address and telephone number of Principal Executive Offices)
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Item 1.          Changes in Control of Registrant

                 Not applicable.


Item 2.          Acquisition or Disposition of Assets

                 Not applicable.


Item 3.          Bankruptcy or Receivership

                 Not applicable.


Item 4.          Changes in Registrant's Certifying Accountant

                 Not applicable.


Item 5.          Other Information

                 The Company reported earnings of $2.15 per common share on revenues of $3,067,307,000 for the year ended December 31, 1994. In the comparable 1993 period, earnings per common share were $2.15 on revenues of $2,880,995,000. The average number of common shares outstanding in the two periods were 115,880,000 and 112,057,000, respectively.

                 The Company achieved the same level of earnings per share in 1994 as in 1993 despite an increase in the total number of common shares outstanding and a decrease in its allowed rate of return. This was primarily the result of the Company's cost containment program, and a positive cash flow from operations which allowed the Company to use cash balances to satisfy maturing debt.

                 The level of earnings in the electric business was higher in 1994 as compared to 1993, which was offset by a decrease in the gas business earnings. The decrease in gas business earnings was the result of several factors, including a lower allowed rate of return on common equity, a write-off of previously deferred storm costs and the sharing of excess earnings with the Company's firm gas customers.





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                         LONG ISLAND LIGHTING COMPANY
                               FINANCIAL SUMMARY
                    (In Thousands Except Per Share Amounts)


                                                                      Twelve Months Ended
                                                                          December 31
                                                                 -----------------------------
                                                                         1994             1993
                                                                 -----------------------------
Revenues                                                         $  3,067,307     $  2,880,995

Operating Income                                                 $    744,945     $    755,551

Net Income                                                       $    301,852     $    296,563

Earnings for Common Stock                                        $    248,832     $    240,455

Average Common Shares Outstanding                                     115,880          112,057

Earnings Per Common Share                                               $2.15            $2.15

Dividends Declared Per Common Share                                     $1.78            $1.76



Item 6.          Resignations of Registrant's Directors

                 Not applicable.


Item 7.          Financial Statements, Pro Forma Financial
                 Information and Exhibits

                 Not applicable.


Item 8.          Change in Fiscal Year

                 Not applicable.





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                                   SIGNATURE





                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              LONG ISLAND LIGHTING COMPANY
                                                       Registrant




                                              By      ANTHONY NOZZOLILLO
                                                -----------------------------
                                                      ANTHONY NOZZOLILLO
                                                Senior Vice President-Finance



Dated:  February 1, 1995





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